Exhibit 99

NEWS

FOR IMMEDIATE RELEASE

Contacts:
Greg Burns                Pat Macellaro
Media Relations                Investor Relations
(847) 402-5600                (847) 402-2800

Allstate Announces First Quarter 2016 Catastrophe Loss Estimate

NORTHBROOK, Ill., April 21, 2016 – In the wake of severe hailstorms in the southern United States, The Allstate Corporation (NYSE: ALL) today announced estimated catastrophe losses for the month of March 2016 of $638 million, pre-tax ($415 million after-tax), and an estimated $827 million, pre-tax ($538 million after-tax), for first quarter 2016. Catastrophe losses occurring in the first quarter comprised 17 events at an estimated cost of $830 million, pre-tax, partially offset by a minor reserve reestimate of prior reported catastrophe losses.

“Our purpose is to protect our customers from life’s uncertainties and severe hailstorms like this are why Allstate exists,” said Thomas J. Wilson, Allstate chairman and chief executive officer. “These storms, one of which ranks as the largest hailstorm to ever impact Allstate, produced unusually heavy damage to both homes and cars given the size of hail and wind speeds. We have deployed over 1,200 claim professionals to assist local Allstate agencies in handling the more than 39,000 claims reported to date to ensure our policyholders can start the recovery and rebuilding process as quickly as possible.”

Two severe hail events, primarily impacting the state of Texas in March, accounted for two-thirds of the catastrophe losses for the quarter. The larger of the two storms occurred on March 23, 2016, extended from Texas to Florida and produced violent thunderstorms with 2.5” hail and 65 mph winds in Texas, and 1” hail and similar winds in Florida. The smaller of the two events occurred during morning rush hour on March 17, 2016 and produced hail as large as 2.75” in Texas and 1.75” as it moved east into Louisiana. The cities of Fort Worth and Arlington, Texas, saw the greatest amount of damage from the storm. Allstate’s claim volume has been heaviest in Collin, Dallas and Tarrant counties where the Allstate brand has estimated market share greater than its statewide average.

Allstate expects to file a current report on Form 8-K with the Securities and Exchange Commission announcing first quarter 2016 results at or after 4:15 p.m. ET on Wednesday, May 4.

The Allstate Corporation (NYSE: ALL) is the nation’s largest publicly held personal lines insurer, protecting approximately 16 million households from life’s uncertainties through auto, home, life and other insurance offered through its Allstate, Esurance, Encompass and Answer Financial brand names. Now celebrating its 85th anniversary as an insurer, Allstate is widely known through the slogan “You’re In Good Hands With Allstate®.” The Allstate brand’s network of small businesses offers auto, home, life and retirement products and services to customers in the United States and Canada.

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty.  These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings.  We believe these statements are based on reasonable estimates, assumptions and plans.  However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.  Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.

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